UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 8, 2013

SUMMER ENERGY HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

001-35496	20-2722022
(Commission File Number)	(I.R.S. Employer Identification No.)

800 Bering Drive, Suite 260
Houston, Texas 77057
(Address of principal executive offices)

(713) 375-2790
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director; Appointment of New Director

On March 8, 2013, Andrew Priest, a member of the Board of Directors (the “Board”) of Summer Energy Holdings, Inc. (the “Company”), informed the Board of his resignation from the Board.  Mr. Priest resigned for personal reasons, and not as a result of any disagreement with the Board or with the Company’s management.  Mr. Priest served as a Class II director whose term would have expired at the 2014 Annual Meeting of Shareholders.

Effective March 8, 2013, the Board appointed Tom D. O’Leary to fill the vacancy created on the Board by Mr. Priest’s resignation.  Mr. O’Leary is currently the Chairman and COO of Horizon Power and Light, LLC (“Horizon”) and REP Energy, LLC (“REP Energy”), both retail electric providers in the Northeastern United States.  Neither Horizon nor REP Energy is a competitor of the Company. Mr. O’Leary is also currently the President of PDS Management Group, LLC, a project development and construction management firm for commercial, industrial, institutional, entertainment and retail, hospitality and mixed-use developments with projects primarily in Texas and the southwest.  Mr. O’Leary currently serves on the board of directors and as treasurer of USGBC Texas Gulf Coast Chapter.  Mr. O’Leary also currently serves on the board of directors of the Memorial Park Conservancy and the Houston Arboretum and was the Arboretum’s president from 2009-2011. From 2002-2005, Mr. O’Leary served on the board of Gexa Energy Corp., a pioneer in the Texas retail electricity marketplace.  Mr. O’Leary has previously served as a director of other private and public companies, as well as a director of various other charitable organizations.  Mr. O’Leary received a bachelor’s degree in architecture and a Masters of Business Administration from the University of Houston.  Mr. O’Leary’s industry experience has given him extensive knowledge of the Company’s business model and he brings leadership and unique perspective to the Board.

There is no arrangement or understanding between Mr. O’Leary and any other persons pursuant to which Mr. O’Leary was selected as a director.  It is expected that Mr. O’Leary will be named to the Board’s compensation committee, filling the vacancy on such committee created by Mr. Priest’s resignation. The Company entered into an indemnification agreement with Mr. O’Leary on substantially the same terms as for our other directors that obligates the Company to indemnify him in his capacity as a director.  There are no other arrangements or understandings pursuant to which Mr. O’Leary was appointed as a director of the Company and Mr. O’Leary does not have any family relationship with any of the Company’s directors or officers.

Related Party Transactions

As previously reported on the Company’s Form 8-K filed December 6, 2012, Mr. O’Leary is a party to a three (3) year credit facility agreement (the “Credit Facility Agreement”) dated November 30, 2011 with the Company.  Pursuant to the Credit Facility Agreement, the Company agreed to pay Mr. O’Leary $100,000, or, at Mr. O’Leary’s election, common stock of the Company, in exchange for acting as a surety in connection with a $250,000 line of credit from a financial institution and certain extensions of credit by critical vendors that are necessary for the Company to carry out its business.  Pursuant to the Credit Facility Agreement and an election by Mr. O’Leary, the Company issued 757,576 shares of common stock to Mr. O’Leary on December 3, 2012.  As a result of his appointment as a director of the Company, Mr. O’Leary is considered a related person to the Company as of March 8, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 13, 2013

SUMMER ENERGY HOLDINGS, INC.

                                        By: /s/ Jaleea P. George
                                               Jaleea P. George
                                               Chief Financial Officer